NEWS RELEASE
January 23, 2025

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND PERIOD ENDED DECEMBER 31, 2024

4th Quarter 2024 Highlights:
•Diluted earnings per share for the current quarter was $0.54 per share, an increase of 20 percent from the prior quarter diluted earnings per share of $0.45 per share and an increase of 10 percent from the prior year fourth quarter diluted earnings per share of $0.49 per share.
•Net income was $61.8 million for the current quarter, an increase of $10.7 million, or 21 percent, from the prior quarter net income of $51.1 million and an increase of $7.4 million, or 14 percent, from the prior year fourth quarter net income of $54.3 million.
•The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 2.97 percent, an increase of 14 basis points from the prior quarter net interest margin of 2.83 percent and an increase of 41 basis points from the prior year fourth quarter net interest margin of 2.56 percent.
•Net interest income was $191 million for the current quarter, an increase of $11.2 million, or 6 percent, from the prior quarter net interest income of $180 million and an increase of $25.0 million, or 15 percent, from the prior year fourth quarter net interest income of $166 million.
•Non-interest expense was $141 million for the current quarter, a decrease of $3.7 million, or 3 percent, from the prior quarter.
•The loan portfolio of $17.262 billion increased $81 million, or 2 percent annualized, during the current quarter.
•The loan yield of 5.72 percent in the current quarter increased 3 basis points from the prior quarter loan yield of 5.69 percent and increased 38 basis points from the prior year fourth quarter loan yield of 5.34 percent.
•The total earning asset yield of 4.57 percent in the current quarter increased 5 basis points from the prior quarter earning asset yield of 4.52 percent and increased 40 basis points from the prior year fourth quarter earning asset yield of 4.17 percent.
•The total core deposit cost (including non-interest bearing deposits) of 1.29 percent in the current quarter decreased 8 basis point from the prior quarter total core deposit cost of 1.37 percent.

•The total cost of funding (including non-interest bearing deposits) of 1.71 percent in the current quarter decreased 8 basis point from the prior quarter total cost of funding of 1.79 percent.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 159 consecutive quarterly dividends and has increased the dividend 49 times.

Year 2024 Highlights:
•Net income for 2024 was $190 million, a decrease of $32.8 million, or 15 percent, from the prior year net income of $223 million.
•Net interest income for 2024 was $705 million, an increase of $13.0 million, or 2 percent, from the prior year net interest income of $692 million.
•The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current year was 2.77 percent, an increase of 4 basis points from the prior year net interest margin of 2.73.
•The loan portfolio increased $1.064 billion, or 7 percent, from the prior year end and organically increased $342 million, or 2 percent, during 2024.
•The $2.740 billion of FRB Bank Term Funding (“BTFP”) was paid off during the current year through a combination of Federal Home Loan Bank (“FHLB”) advances and cash.
•Dividends declared in 2024 were $1.32 per share.
•The Company completed the acquisition and core system conversion of six Montana branch locations of Rocky Mountain Bank division (“RMB”) of HTLF Bank, a wholly owned subsidiary of Heartland Financial USA, Inc. with total assets of $403 million.
•The Company completed the acquisition and core system conversion of Community Financial Group, Inc., the parent company of Wheatland Bank (collectively, “Wheatland”), a leading eastern Washington community bank headquartered in Spokane with total assets of $778 million.

Financial Summary

	At or for the Three Months ended					At or for the Year ended
(Dollars in thousands, except per share and market data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Operating results
Net income	$61,754	51,055	44,708	32,627	54,316	190,144	222,927
Basic earnings per share	$0.54	0.45	0.39	0.29	0.49	1.68	2.01
Diluted earnings per share	$0.54	0.45	0.39	0.29	0.49	1.68	2.01
Dividends declared per share	$0.33	0.33	0.33	0.33	0.33	1.32	1.32
Market value per share
Closing	$50.22	45.70	37.32	40.28	41.32	50.22	41.32
High	$60.67	47.71	40.18	42.75	44.06	60.67	50.03
Low	$43.70	35.57	34.35	34.74	27.36	34.35	26.77
Selected ratios and other data
Number of common stock shares outstanding	113,401,955	113,394,786	113,394,092	113,388,590	110,888,942	113,401,955	110,888,942
Average outstanding shares - basic	113,398,213	113,394,758	113,390,539	112,492,142	110,884,496	113,170,157	110,864,501
Average outstanding shares - diluted	113,541,026	113,473,107	113,405,491	112,554,402	110,907,640	113,243,427	110,890,447
Return on average assets (annualized)	0.87%	0.73%	0.66%	0.47%	0.77%	0.68%	0.81%
Return on average equity (annualized)	7.62%	6.34%	5.77%	4.25%	7.40%	6.02%	7.64%
Efficiency ratio	60.50%	64.92%	67.97%	74.41%	65.20%	66.71%	62.85%
Loan to deposit ratio	84.17%	83.16%	84.03%	82.04%	81.36%	84.17%	81.36%
Number of full time equivalent employees	3,441	3,434	3,399	3,438	3,294	3,441	3,294
Number of locations	227	232	231	232	221	227	221
Number of ATMs	284	285	286	285	275	284	275

KALISPELL, Mont., Jan 23, 2025 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $61.8 million for the current quarter, an increase of $10.7 million, or 21 percent from the prior quarter net income of $51.1 million and an increase of $7.4 million, or 14 percent, from the $54.3 million of net income for the prior year fourth quarter. Diluted earnings per share for the current quarter was $0.54 per share, an increase of 20 percent from the prior quarter diluted earnings per share of $0.45 per share and an increase of 10 percent from the prior year fourth quarter diluted earnings per share of $0.49. The increase in net income compared to the prior quarter was primarily driven by an increase in net interest income and a decrease in non-interest expenses. The increase in net income compared to the prior year fourth quarter was due to the increase in net interest income which outpaced the increased costs associated with the acquisitions of Wheatland and RMB over the prior year fourth quarter. “The Glacier team once again delivered another strong quarter and year,” said Randy Chesler, President and Chief Executive Officer. “Our positive earnings trends should continue into 2025 and we look forward to optimizing these trends with our focus on the financial markets, our customers and employees.”

Net income for 2024 was $190 million, a decrease of $32.8 million, or 15 percent, from the $223 million net income for the prior year. Diluted earnings per share for 2024 was $1.68 per share, a decrease of $0.33 per share from the prior year diluted earnings per share of $2.01. The decrease in net income for the current year compared to the prior year was primarily due to the significant increase in funding costs and a $8.6 million increase in acquisition-related expenses. Acquisition-related expense was $9.9 million in the current year compared to $1.3 million in the prior year. In addition, the 2024 results included increased operating costs and a $9.7 million provision for credit losses associated with the acquisitions of Wheatland and RMB.

On July 19, 2024, the Company completed the acquisition of six RMB branches in Montana. The branches have been combined with Glacier Bank divisions operating in Montana, including First Bank of Montana, First Security Bank of Bozeman, First Security Bank of Missoula, Valley Bank, and Western Security Bank. On January 31, 2024, the Company completed the acquisition of Wheatland, headquartered in Spokane, Washington. Wheatland had 14 branches in eastern Washington and was combined with the North Cascades Bank division under the name Wheatland Bank, division of Glacier Bank. The Wheatland Bank division now operates with a combined 20 branches in Central and Eastern Washington and is a Top 5 community bank by deposit share in Eastern Washington. The Company’s results of operations and financial condition include the Wheatland and RMB acquisitions beginning on the acquisition date of each. The following table discloses the preliminary fair value estimates of select classifications of assets and liabilities acquired:

	Wheatland	RMB
(Dollars in thousands)	January 31, 2024	July 19, 2024	Total
Total assets	$777,705	$403,052	$1,180,757
Cash and cash equivalents	12,926	76,781	89,707
Debt securities	187,183	—	187,183
Loans receivable	450,403	271,569	721,972
Non-interest bearing deposits	277,651	93,534	371,185
Interest bearing deposits	339,304	303,156	642,460
Borrowings	58,500	4,305	62,805
Core deposit intangible	16,936	11,808	28,744
Goodwill	38,146	27,780	65,926

Asset Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Sep 30, 2024	Dec 31, 2023
Cash and cash equivalents	$848,408	987,833	1,354,342	(139,425)	(505,934)
Debt securities, available-for-sale	4,245,205	4,436,578	4,785,719	(191,373)	(540,514)
Debt securities, held-to-maturity	3,294,847	3,348,698	3,502,411	(53,851)	(207,564)
Total debt securities	7,540,052	7,785,276	8,288,130	(245,224)	(748,078)
Loans receivable
Residential real estate	1,858,929	1,837,697	1,704,544	21,232	154,385
Commercial real estate	10,963,713	10,833,841	10,303,306	129,872	660,407
Other commercial	3,119,535	3,177,051	2,901,863	(57,516)	217,672
Home equity	930,994	931,440	888,013	(446)	42,981
Other consumer	388,678	401,158	400,356	(12,480)	(11,678)
Loans receivable	17,261,849	17,181,187	16,198,082	80,662	1,063,767
Allowance for credit losses	(206,041)	(205,170)	(192,757)	(871)	(13,284)
Loans receivable, net	17,055,808	16,976,017	16,005,325	79,791	1,050,483
Other assets	2,458,719	2,456,643	2,094,832	2,076	363,887
Total assets	$27,902,987	28,205,769	27,742,629	(302,782)	160,358

Total debt securities of $7.540 billion at December 31, 2024 decreased $245 million, or 3 percent, during the current quarter and decreased $748 million, or 9 percent, from the prior year fourth quarter. Debt securities represented 27 percent of total assets at December 31, 2024 compared to 30 percent at December 31, 2023.
The loan portfolio of $17.262 billion at December 31, 2024 increased $81 million, or 2 percent annualized, during the current quarter and increased $1.064 billion, or 7 percent, from the prior year end. Excluding the RMB and Wheatland acquisitions, the loan portfolio organically increased $342 million, or 2 percent, during 2024. Excluding the acquisitions, the loan category with the largest dollar increase during 2024 was commercial real estate which increased $234 million, or 2 percent.

Credit Quality Summary

	At or for the Year ended	At or for the Nine Months ended	At or for the Year ended
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023
Allowance for credit losses
Balance at beginning of period	$192,757	192,757	182,283
Acquisitions	3	3	—
Provision for credit losses	27,179	21,138	20,790
Charge-offs	(18,626)	(12,406)	(15,095)
Recoveries	4,728	3,678	4,779
Balance at end of period	$206,041	205,170	192,757
Provision for credit losses
Loan portfolio	$27,179	21,138	20,790
Unfunded loan commitments	1,127	(1,366)	(5,995)
Total provision for credit losses	$28,306	19,772	14,795
Other real estate owned	$1,085	432	1,032
Other foreclosed assets	79	201	471
Accruing loans 90 days or more past due	6,177	11,551	3,312
Non-accrual loans	20,445	15,937	20,816
Total non-performing assets	$27,786	28,121	25,631
Non-performing assets as a percentage of subsidiary assets	0.10%	0.10%	0.09%
Allowance for credit losses as a percentage of non-performing loans	774%	730%	799%
Allowance for credit losses as a percentage of total loans	1.19%	1.19%	1.19%
Net charge-offs as a percentage of total loans	0.08%	0.05%	0.06%
Accruing loans 30-89 days past due	$32,228	56,213	49,967
U.S. government guarantees included in non-performing assets	$748	1,802	1,503

Non-performing assets as a percentage of subsidiary assets at December 31, 2024 was 0.10 percent compared to 0.10 percent in the prior quarter and 0.09 percent in the prior year fourth quarter. Non-performing assets of $27.8 million at December 31, 2024 decreased $335 thousand, or 1 percent, over the prior quarter and increased $2.2 million, or 8 percent, over the prior year fourth quarter.

Early stage delinquencies (accruing loans 30-89 days past due) as a percentage of loans at December 31, 2024 were 0.19 percent compared to 0.33 percent for the prior quarter end and 0.31 percent for the prior year fourth quarter. Early stage delinquencies of $32.2 million at December 31, 2024 decreased $24.0 million from the prior quarter and decreased $17.7 million from prior year fourth quarter.

The current quarter credit loss expense of $8.5 million included $6.0 million of provision for credit losses on loans and $2.5 million of provision for credit losses on unfunded commitments. For the current year, the provision for credit losses of $28.3 million included $8.1 million of provision for credit losses on loans and $1.6 million of provision for credit losses on unfunded loan commitments from the acquisitions of Wheatland and RMB.

The allowance for credit losses on loans (“ACL”) as a percentage of total loans outstanding at December 31, 2024 was 1.19 percent and remained unchanged from the prior year end. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts and actual results, and other environmental factors will continue to determine the level of the provision for credit losses for loans.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Fourth quarter 2024	$6,041	$5,170	1.19%	0.19%	0.10%
Third quarter 2024	6,981	2,766	1.19%	0.33%	0.10%
Second quarter 2024	5,066	2,890	1.19%	0.29%	0.06%
First quarter 2024	9,091	3,072	1.19%	0.37%	0.09%
Fourth quarter 2023	4,181	3,695	1.19%	0.31%	0.09%
Third quarter 2023	5,095	2,209	1.19%	0.09%	0.15%
Second quarter 2023	5,254	2,473	1.19%	0.16%	0.12%
First quarter 2023	6,260	1,939	1.20%	0.16%	0.12%

Net charge-offs for the current quarter were $5.2 million compared to $2.8 million in the prior quarter and $3.7 million for the prior year fourth quarter. The increase in net charge-offs during the current quarter were primarily due to a few isolated loans. Net charge-offs of $5.2 million included $2.1 million in deposit overdraft net charge-offs and $3.1 million of net loan charge-offs.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Sep 30, 2024	Dec 31, 2023
Deposits
Non-interest bearing deposits	$6,136,709	6,407,728	6,022,980	(271,019)	113,729
NOW and DDA accounts	5,543,512	5,363,476	5,321,257	180,036	222,255
Savings accounts	2,845,124	2,801,077	2,833,887	44,047	11,237
Money market deposit accounts	2,878,213	2,854,540	2,831,624	23,673	46,589
Certificate accounts	3,139,821	3,284,609	2,915,393	(144,788)	224,428
Core deposits, total	20,543,379	20,711,430	19,925,141	(168,051)	618,238
Wholesale deposits	3,615	3,334	4,026	281	(411)
Deposits, total	20,546,994	20,714,764	19,929,167	(167,770)	617,827
Repurchase agreements	1,777,475	1,831,501	1,486,850	(54,026)	290,625
Deposits and repurchase agreements, total	22,324,469	22,546,265	21,416,017	(221,796)	908,452
Federal Home Loan Bank advances	1,800,000	1,800,000	—	—	1,800,000
FRB Bank Term Funding	—	—	2,740,000	—	(2,740,000)
Other borrowed funds	83,341	84,168	81,695	(827)	1,646
Subordinated debentures	133,105	133,065	132,943	40	162
Other liabilities	338,218	397,221	351,693	(59,003)	(13,475)
Total liabilities	$24,679,133	24,960,719	24,722,348	(281,586)	(43,215)

Total deposits of $20.547 billion at December 31, 2024 decreased $168 million, or 1 percent, from the prior quarter and increased $618 million, or 3 percent, from the prior year end. Total deposits organically decreased $396 million, or 2 percent, from the prior year end and total deposits and repurchase agreements organically decreased $109 million, or 51 basis points, from the prior year end. Non-interest bearing deposits represented 30 percent of total deposits at December 31, 2024 and December 31, 2023.

Upon maturity in the first quarter of 2024, the Company paid off its $2.740 billion BTFP borrowings with a combination of $2.140 billion in FHLB borrowings and cash.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Sep 30, 2024	Dec 31, 2023
Common equity	$3,533,150	3,507,356	3,394,394	25,794	138,756
Accumulated other comprehensive loss	(309,296)	(262,306)	(374,113)	(46,990)	64,817
Total stockholders’ equity	3,223,854	3,245,050	3,020,281	(21,196)	203,573
Goodwill and intangibles, net	(1,102,500)	(1,106,336)	(1,017,263)	3,836	(85,237)
Tangible stockholders’ equity	$2,121,354	2,138,714	2,003,018	(17,360)	118,336

Stockholders’ equity to total assets	11.55%	11.50%	10.89%
Tangible stockholders’ equity to total tangible assets	7.92%	7.89%	7.49%
Book value per common share	$28.43	28.62	27.24	(0.19)	1.19
Tangible book value per common share	$18.71	18.86	18.06	(0.15)	0.65

Tangible stockholders’ equity of $2.121 billion at December 31, 2024 decreased $17.4 million, or 1 percent, compared to the prior quarter and was primarily the result of an increase in unrealized loss on the available-for-sale debt securities which was partially offset by earnings retention. Tangible stockholders’ equity at December 31, 2024 increased $118 million, or 6 percent, compared to the prior year end and was primarily due to $92.4 million of Company common stock issued for the acquisition of Wheatland and a decrease of $67.9 million in unrealized loss on the available-for-sale securities. The increase was partially offset by the increase in goodwill and core deposits associated with the acquisitions of Wheatland and RMB. Tangible book value per common share of $18.71 at the current quarter end increased $0.65 per share, or 4 percent, from the prior year end.

Cash Dividends
On November 20, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share. The dividend was payable December 19, 2024 to shareholders of record on December 10, 2024. The dividend was the Company’s 159th consecutive regular dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended December 31, 2024
Compared to September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023

Income Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Net interest income
Interest income	$297,036	289,578	273,834	279,402	273,496
Interest expense	105,593	109,347	107,356	112,922	107,040
Total net interest income	191,443	180,231	166,478	166,480	166,456
Non-interest income
Service charges and other fees	20,322	20,587	19,422	18,563	19,115
Miscellaneous loan fees and charges	4,541	4,970	4,821	4,362	4,484
Gain on sale of loans	3,926	4,898	4,669	3,362	2,228
Gain (loss) on sale of securities	—	26	(12)	16	1,712
Other income	2,760	4,223	3,304	3,686	3,326
Total non-interest income	31,549	34,704	32,204	29,989	30,865
Total income	$222,992	214,935	198,682	196,469	197,321
Net interest margin (tax-equivalent)	2.97%	2.83%	2.68%	2.59%	2.56%

		$ Change from
(Dollars in thousands)		Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Net interest income
Interest income		$7,458	23,202	17,634	23,540
Interest expense		(3,754)	(1,763)	(7,329)	(1,447)
Total net interest income		11,212	24,965	24,963	24,987
Non-interest income
Service charges and other fees		(265)	900	1,759	1,207
Miscellaneous loan fees and charges		(429)	(280)	179	57
Gain on sale of loans		(972)	(743)	564	1,698
Gain (loss) on sale of securities		(26)	12	(16)	(1,712)
Other income		(1,463)	(544)	(926)	(566)
Total non-interest income		(3,155)	(655)	1,560	684
Total income		$8,057	24,310	26,523	25,671

Net Interest Income
Net interest income of $191 million for the current quarter increased $11.2 million, or 6 percent, from the prior quarter net interest income of $180 million and increased $25.0 million, or 15 percent, from the prior year fourth quarter net interest income of $166 million. The current quarter interest income of $297 million increased $7.5 million, or 3 percent, over the prior quarter and was primarily driven by increased loan yields and increased average loan balances, coupled with increased average interest-bearing cash balances. The current quarter interest income increased $23.5 million, or 9 percent, over the prior year fourth quarter primarily due to the increase in the loan yields and the increase in average balances of the loan portfolio. The loan yield of

5.72 percent in the current quarter increased 3 basis points from the prior quarter loan yield of 5.69 percent and increased 38 basis points from the prior year fourth quarter loan yield of 5.34 percent.

The current quarter interest expense of $106 million decreased $3.8 million, or 3 percent, over the prior quarter and was primarily attributable to a decrease in deposit costs. The current quarter interest expense decreased $1.4 million, or 1 percent, over the prior year fourth quarter and was primarily the result of lower average wholesale borrowings. Core deposit cost (including non-interest bearing deposits) was 1.29 percent for the current quarter compared to 1.37 percent in the prior quarter and 1.24 percent for the prior year fourth quarter. The total cost of funding (including non-interest bearing deposits) of 1.71 percent in the current quarter decreased 8 basis points from the prior quarter and decreased 1 basis point from the prior year fourth quarter.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 2.97 percent, an increase of 14 basis points from the prior quarter net interest margin of 2.83 percent and was primarily driven by a decrease in deposit costs and an increase in interest-bearing cash balances. The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was an increase of 41 basis points from the prior year fourth quarter net interest margin of 2.56 percent and was primarily driven by an increase in loan yields which more than offset the increase in total cost of funding. Core net interest margin excludes the impact from discount accretion and non-accrual interest. Excluding the 5 basis points from discount accretion, the core net interest margin was 2.92 percent in the current quarter compared to 2.83 percent in the prior quarter and 2.56 in the prior year fourth quarter. “The Company was pleased with the 14 basis points increase in the current quarter net interest margin,” said Ron Copher, Chief Financial Officer. “The remix of lower yield cash flow from the securities portfolio combined with the lower funding cost contributed to the improved net interest margin.”

Non-interest Income
Non-interest income for the current quarter totaled $31.5 million, which was a decrease of $3.2 million, or 9 percent, over the prior quarter and an increase of $684 thousand, or 2 percent, over the prior year fourth quarter. Service charges and other fees of $20.3 million for the current quarter decreased $265 thousand, or 1 percent, compared to the prior quarter and increased $1.2 million, or 6 percent, compared to the prior year fourth quarter. Gain on the sale of residential loans of $3.9 million for the current quarter decreased $972 thousand, or 20 percent, compared to the prior quarter and increased $1.7 million, or 76 percent, from the prior year fourth quarter. Included in the prior year fourth quarter gain on the sale of securities was $1.7 million gain on the sale of all of the Company’s Visa class B shares. Other income of $2.8 million decreased $1.5 million, or 35 percent, over the prior quarter primarily due to a $1.2 million gain on the sale of repossessed property during the prior quarter.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Compensation and employee benefits	$81,600	85,083	84,434	85,789	71,420
Occupancy and equipment	11,589	11,989	11,594	11,883	10,533
Advertising and promotions	3,725	4,062	4,362	3,983	3,410
Data processing	9,145	9,196	9,387	9,159	8,511
Other real estate owned and foreclosed assets	30	13	149	25	78
Regulatory assessments and insurance	5,890	5,150	5,393	7,761	12,435
Intangibles amortization	3,613	3,367	3,017	2,760	2,427
Other expenses	25,373	25,848	22,616	30,483	23,382
Total non-interest expense	$140,965	144,708	140,952	151,843	132,196

		$ Change from
(Dollars in thousands)		Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Compensation and employee benefits		$(3,483)	(2,834)	(4,189)	10,180
Occupancy and equipment		(400)	(5)	(294)	1,056
Advertising and promotions		(337)	(637)	(258)	315
Data processing		(51)	(242)	(14)	634
Other real estate owned and foreclosed assets		17	(119)	5	(48)
Regulatory assessments and insurance		740	497	(1,871)	(6,545)
Core deposit intangibles amortization		246	596	853	1,186
Other expenses		(475)	2,757	(5,110)	1,991
Total non-interest expense		$(3,743)	13	(10,878)	8,769

Total non-interest expense of $141 million for the current quarter decreased $3.7 million, or 3 percent, over the prior quarter and increased $8.8 million, or 7 percent, over the prior year fourth quarter. Compensation and employee benefits of $81.6 million decreased by $3.5 million, or 4 percent, over the prior quarter and was primarily attributable to decreased performance-related compensation. Compensation and employee benefits increased $10.2 million, or 14 percent, from the prior year fourth quarter and was driven by annual salary increases, increased performance-related compensation and increases from the acquisitions of Wheatland and RMB. Regulatory assessment and insurance of $5.9 million decreased $6.6 million from the prior year fourth quarter as a result of the $6.0 million expense related to the FDIC special assessment in the prior year fourth quarter.

Other expenses of $25.4 million increased $2.0 million, or 9 percent, from the prior year fourth quarter. The current quarter other expenses included $2.0 million of gains from the sale of former branch facilities and disposal of fixed assets. Acquisition-related expense was $491 thousand in the current quarter compared to $1.9 million in the prior quarter and $136 thousand in the prior year fourth quarter.

Federal and State Income Tax Expense
Tax expense during the fourth quarter of 2024 was $11.7 million, an increase of $572 thousand, or 5 percent, compared to the prior quarter and an increase of $3.9 million, or 51 percent, from the prior year fourth quarter.

The effective tax rate in the current quarter was 16.0 percent compared to 17.9 percent in the prior quarter and 12.6 percent in the prior year fourth quarter.

Efficiency Ratio
The efficiency ratio was 60.50 percent in the current quarter compared to 64.92 percent in the prior quarter and 65.20 percent in the prior year fourth quarter. The decrease from the prior quarter was principally driven by the increase in net interest income combined with a decrease in non-interest expense.

Operating Results for Year Ended December 31, 2024
Compared to December 31, 2023

Income Summary

	Year ended
(Dollars in thousands)	Dec 31, 2024	Dec 31, 2023	$ Change	% Change
Net interest income
Interest income	$1,139,850	$1,017,655	$122,195	12%
Interest expense	435,218	325,973	109,245	34%
Total net interest income	704,632	691,682	12,950	2%
Non-interest income
Service charges and other fees	78,894	75,157	3,737	5%
Miscellaneous loan fees and charges	18,694	16,935	1,759	10%
Gain on sale of loans	16,855	12,202	4,653	38%
Gain (loss) on sale of securities	30	1,510	(1,480)	(98)%
Other income	13,973	12,275	1,698	14%
Total non-interest income	128,446	118,079	10,367	9%
Total Income	$833,078	$809,761	$23,317	3%
Net interest margin (tax-equivalent)	2.77%	2.73%

Net Interest Income
Net-interest income of $705 million for 2024 increased $13.0 million, or 2 percent, over 2023 and was primarily driven by increased interest income which outpaced the increase in interest expense. Interest income of $1.140 billion for 2024 increased $122 million, or 12 percent, from the prior year and was primarily attributable to the increases in the loan yields and increases in the average balance of the loan portfolio. The loan yield was 5.61 percent during 2024, an increase of 42 basis points from the prior year 5.19 percent.

Interest expense of $435 million for 2024 increased $109 million, or 34 percent, over the prior year and was primarily the result of higher interest rates on deposits and an increase in deposit balances. Core deposit cost (including non-interest bearing deposits) was 1.34 percent for 2024 compared to 0.77 percent for the prior year. The total funding cost (including non-interest bearing deposits) for 2024 was 1.79 percent, which was an increase of 44 basis points over the prior year funding cost of 1.35 percent.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, during 2024 was 2.77 percent, a 4 basis points increase from the net interest margin of 2.73 percent for the prior year. Excluding the 4 basis points from discount accretion and the 1 basis point from non-accrual interest, the core net interest margin was 2.72 percent in the current year compared to 2.71 percent in the prior year.

Non-interest Income
Non-interest income of $128 million for 2024 increased $10.4 million, or 9 percent, over last year. Gain on sale of residential loans of $16.9 million for 2024 increased by $4.7 million, or 38 percent, over the prior year. Other income of $14.0 million for 2024 increased $1.7 million, or 14 percent, over the same period last year and was primarily driven by a $1.2 million gain on the sale of repossessed property during the current year.
Non-interest Expense Summary

	Year ended
(Dollars in thousands)	Dec 31, 2024	Dec 31, 2023	$ Change	% Change
Compensation and employee benefits	$336,906	$309,048	$27,858	9%
Occupancy and equipment	47,055	43,578	3,477	8%
Advertising and promotions	16,132	15,430	702	5%
Data processing	36,887	33,752	3,135	9%
Other real estate owned and foreclosed assets	217	119	98	82%
Regulatory assessments and insurance	24,194	28,712	(4,518)	(16)%
Core deposit intangibles amortization	12,757	9,731	3,026	31%
Other expenses	104,320	86,988	17,332	20%
Total non-interest expense	$578,468	$527,358	$51,110	10%

Total non-interest expense of $578 million for 2024 increased $51.1 million, or 10 percent, over the prior year. Compensation and employee benefits expense of $337 million in 2024 increased $27.9 million, or 9 percent, over the prior year and was driven by annual salary increases, increases in performance-related compensation and the acquisitions of Wheatland and RMB. Regulatory assessments and insurance expense of $24.2 million for 2024 decreased $4.5 million, or 16 percent, over the prior year which was principally due to the prior year $6.0 million expense related to the FDIC special assessment which had subsequent $1.0 million accrual adjustment increases in 2024. Other expenses of $104 million for 2024 increased $17.3 million, or 20 percent, from the prior year and was primarily driven by an increase of $8.6 million of acquisition-related expenses and increased costs from the acquisition of Wheatland and RMB. The increase was partially offset by gains of $5.1 million from the sale of former branch facilities and disposal of fixed assets.

Provision for Credit Losses
The provision for credit loss expense was $28.3 million during 2024, an increase of $13.5 million, or 91 percent, over the prior year and was primarily attributable to $9.7 million from the acquisitions of Wheatland and RMB. Net charge-offs for 2024 were $13.9 million compared to $10.3 million in the prior year.

Federal and State Income Tax Expense
Tax expense of $36.2 million for 2024 decreased $8.5 million, or 19 percent, over the prior year. The effective tax rate for 2024 was 16.0 percent compared to 16.7 percent for the same period in the prior year.

Efficiency Ratio
The efficiency ratio was 66.71 percent for 2024 compared to 62.85 percent for 2023. The increase from the prior year was primarily attributable to the increase in interest expense in the current year that outpaced the increase in interest income and increased non-interest expense including costs associated with the acquisition of Wheatland and RMB .

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “will,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are based on assumptions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those made in this news release:

•risks associated with lending and potential adverse changes in the credit quality of the Company’s loan portfolio;
•changes in monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, the fair value of its financial instruments, profitability, and stockholders’ equity;
•legislative or regulatory changes, including increased FDIC insurance rates and assessments, changes in the review and regulation of bank mergers, or increased banking and consumer protection regulations, that may adversely affect the Company’s business and strategies;
•risks related to overall economic conditions, including the impact on the economy of an uncertain interest rate environment, inflationary pressures, the potential for significant changes in economic policies in the new administration, and geopolitical instability, including the wars in Ukraine and the Middle East;
•risks associated with the Company’s ability to negotiate, complete, and successfully integrate any pending or future acquisitions;
•costs or difficulties related to the completion and integration of pending or future acquisitions;
•impairment of the goodwill recorded by the Company in connection with acquisitions, which may have an adverse impact on earnings and capital;
•reduction in demand for banking products and services, whether as a result of changes in customer behavior, economic conditions, banking environment, or competition;
•deterioration of the reputation of banks and the financial services industry, which could adversely affect the Company's ability to obtain and maintain customers;
•changes in the competitive landscape, including as may result from new market entrants or further consolidation in the financial services industry, resulting in the creation of larger competitors with greater financial resources;
•risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow through acquisitions;
•risks associated with dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank’s divisions;
•material failure, potential interruption or breach in security of the Company’s systems or changes in technology which could expose the Company to cybersecurity risks, fraud, system failures, or direct liabilities;

•risks related to natural disasters, including droughts, fires, floods, earthquakes, pandemics, and other unexpected events;
•success in managing risks involved in any of the foregoing; and
•effects of any reputational damage to the Company resulting from any of the foregoing.
The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, January 24, 2025. Please note that our conference call host no longer offers a general dial-in number. Investors who would like to join the call may now register by following this link to obtain dial-in instructions: https://register.vevent.com/register
/BI48e927f557ce420692df4cbc5e0e77fb. To participate via the webcast, log on to: https://edge.media-server.com/mmc/p/qm4zr4ba.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its eight state Western U.S. footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), The Foothills Bank (Yuma, AZ), Valley Bank (Helena, MT), Western Security Bank (Billings, MT), and Wheatland Bank (Spokane, WA).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023
Assets
Cash on hand and in banks	$268,746	342,105	246,525
Interest bearing cash deposits	579,662	645,728	1,107,817
Cash and cash equivalents	848,408	987,833	1,354,342
Debt securities, available-for-sale	4,245,205	4,436,578	4,785,719
Debt securities, held-to-maturity	3,294,847	3,348,698	3,502,411
Total debt securities	7,540,052	7,785,276	8,288,130
Loans held for sale, at fair value	33,060	46,126	15,691
Loans receivable	17,261,849	17,181,187	16,198,082
Allowance for credit losses	(206,041)	(205,170)	(192,757)
Loans receivable, net	17,055,808	16,976,017	16,005,325
Premises and equipment, net	468,220	466,977	421,791
Other real estate owned and foreclosed assets	1,164	633	1,503
Accrued interest receivable	99,262	114,121	94,526
Deferred tax asset	138,955	125,432	159,070
Intangibles, net	51,182	52,780	31,870
Goodwill	1,051,318	1,053,556	985,393
Non-marketable equity securities	99,669	98,285	12,755
Bank-owned life insurance	189,849	188,971	171,101
Other assets	326,040	309,762	201,132
Total assets	$27,902,987	28,205,769	27,742,629
Liabilities
Non-interest bearing deposits	$6,136,709	6,407,728	6,022,980
Interest bearing deposits	14,410,285	14,307,036	13,906,187
Securities sold under agreements to repurchase	1,777,475	1,831,501	1,486,850
FHLB advances	1,800,000	1,800,000	—
FRB Bank Term Funding	—	—	2,740,000
Other borrowed funds	83,341	84,168	81,695
Subordinated debentures	133,105	133,065	132,943
Accrued interest payable	33,626	35,382	125,907
Other liabilities	304,592	361,839	225,786
Total liabilities	24,679,133	24,960,719	24,722,348
Commitments and Contingent Liabilities	—	—	—
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 234,000,000 shares authorized	1,134	1,134	1,109
Paid-in capital	2,448,758	2,447,200	2,350,104
Retained earnings - substantially restricted	1,083,258	1,059,022	1,043,181
Accumulated other comprehensive loss	(309,296)	(262,306)	(374,113)
Total stockholders’ equity	3,223,854	3,245,050	3,020,281
Total liabilities and stockholders’ equity	$27,902,987	28,205,769	27,742,629

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Year ended
(Dollars in thousands, except per share data)	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Interest Income
Investment securities	$50,381	46,371	57,233	195,135	201,930
Residential real estate loans	23,960	23,118	19,820	89,596	71,328
Commercial loans	199,260	196,901	175,957	765,959	669,663
Consumer and other loans	23,435	23,188	20,486	89,160	74,734
Total interest income	297,036	289,578	273,496	1,139,850	1,017,655
Interest Expense
Deposits	67,079	70,607	63,484	272,734	162,426
Securities sold under agreements to repurchase	14,822	14,737	12,229	55,723	36,414
Federal Home Loan Bank advances	21,848	22,344	—	72,620	26,910
FRB Bank Term Funding	—	—	30,228	27,097	93,388
Other borrowed funds	348	252	(372)	1,297	1,056
Subordinated debentures	1,496	1,407	1,471	5,747	5,779
Total interest expense	105,593	109,347	107,040	435,218	325,973
Net Interest Income	191,443	180,231	166,456	704,632	691,682
Provision for credit losses	8,534	8,005	3,013	28,306	14,795
Net interest income after provision for credit losses	182,909	172,226	163,443	676,326	676,887
Non-Interest Income
Service charges and other fees	20,322	20,587	19,115	78,894	75,157
Miscellaneous loan fees and charges	4,541	4,970	4,484	18,694	16,935
Gain on sale of loans	3,926	4,898	2,228	16,855	12,202
Gain (loss) on sale of securities	—	26	1,712	30	1,510
Other income	2,760	4,223	3,326	13,973	12,275
Total non-interest income	31,549	34,704	30,865	128,446	118,079
Non-Interest Expense
Compensation and employee benefits	81,600	85,083	71,420	336,906	309,048
Occupancy and equipment	11,589	11,989	10,533	47,055	43,578
Advertising and promotions	3,725	4,062	3,410	16,132	15,430
Data processing	9,145	9,196	8,511	36,887	33,752
Other real estate owned and foreclosed assets	30	13	78	217	119
Regulatory assessments and insurance	5,890	5,150	12,435	24,194	28,712
Intangibles amortization	3,613	3,367	2,427	12,757	9,731
Other expenses	25,373	25,848	23,382	104,320	86,988
Total non-interest expense	140,965	144,708	132,196	578,468	527,358
Income Before Income Taxes	73,493	62,222	62,112	226,304	267,608
Federal and state income tax expense	11,739	11,167	7,796	36,160	44,681
Net Income	$61,754	51,055	54,316	190,144	222,927

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	December 31, 2024			September 30, 2024
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,885,146	$23,960	5.08%	$1,850,066	$23,118	5.00%
Commercial loans [1]	14,059,864	200,956	5.69%	13,957,304	198,556	5.66%
Consumer and other loans	1,324,341	23,435	7.04%	1,324,142	23,188	6.97%
Total loans [2]	17,269,351	248,351	5.72%	17,131,512	244,862	5.69%
Tax-exempt debt securities [3]	1,615,474	14,501	3.59%	1,660,643	14,710	3.54%
Taxable debt securities [4,5]	7,314,265	38,189	2.09%	7,073,967	34,001	1.92%
Total earning assets	26,199,090	301,041	4.57%	25,866,122	293,573	4.52%
Goodwill and intangibles	1,104,362			1,092,632
Non-earning assets	888,404			836,878
Total assets	$28,191,856			$27,795,632
Liabilities
Non-interest bearing deposits	$6,343,443	$—	—%	$6,237,166	$—	—%
NOW and DDA accounts	5,491,451	15,768	1.14%	5,314,459	16,221	1.21%
Savings accounts	2,824,126	5,316	0.75%	2,829,203	5,699	0.80%
Money market deposit accounts	2,878,415	14,232	1.97%	2,887,173	15,048	2.07%
Certificate accounts	3,174,923	31,716	3.97%	3,211,842	33,597	4.16%
Total core deposits	20,712,358	67,032	1.29%	20,479,843	70,565	1.37%
Wholesale deposits [6]	3,654	47	4.95%	3,122	42	5.47%
Repurchase agreements	1,866,705	14,821	3.16%	1,723,553	14,738	3.40%
FHLB advances	1,800,000	21,848	4.75%	1,828,533	22,344	4.78%
Subordinated debentures and other borrowed funds	216,874	1,845	3.38%	219,472	1,658	3.01%
Total funding liabilities	24,599,591	105,593	1.71%	24,254,523	109,347	1.79%
Other liabilities	369,700			336,906
Total liabilities	24,969,291			24,591,429
Stockholders’ Equity
Stockholders’ equity	3,222,565			3,204,203
Total liabilities and stockholders’ equity	$28,191,856			$27,795,632
Net interest income (tax-equivalent)		$195,448			$184,226
Net interest spread (tax-equivalent)			2.86%			2.73%
Net interest margin (tax-equivalent)			2.97%			2.83%
______________________________
1 Includes tax effect of $1.7 million and $1.7 million on tax-exempt municipal loan and lease income for the three months ended December 31, 2024 and September 30, 2024, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $2.1 million and $2.1 million on tax-exempt debt securities income for the three months ended December 31, 2024 and September 30, 2024, respectively.
4     Includes interest income of $9.2 million and $4.8 million on average interest-bearing cash balances of $759.7 million and $357.0 million for the three months ended December 31, 2024 and September 30, 2024, respectively.
5 Includes tax effect of $203 thousand and $203 thousand on federal income tax credits for the three months ended December 31, 2024 and September 30, 2024, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	December 31, 2024			December 31, 2023
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,885,146	$23,960	5.08%	$1,700,598	$19,820	4.66%
Commercial loans [1]	14,059,864	200,956	5.69%	13,196,412	177,397	5.33%
Consumer and other loans	1,324,341	23,435	7.04%	1,279,626	20,486	6.35%
Total loans [2]	17,269,351	248,351	5.72%	16,176,636	217,703	5.34%
Tax-exempt debt securities [3]	1,615,474	14,501	3.59%	1,725,858	14,738	3.42%
Taxable debt securities [4,5]	7,314,265	38,189	2.09%	8,466,825	44,665	2.11%
Total earning assets	26,199,090	301,041	4.57%	26,369,319	277,106	4.17%
Goodwill and intangibles	1,104,362			1,018,423
Non-earning assets	888,404			487,979
Total assets	$28,191,856			$27,875,721
Liabilities
Non-interest bearing deposits	$6,343,443	$—	—%	$6,262,801	$—	—%
NOW and DDA accounts	5,491,451	15,768	1.14%	5,245,602	14,751	1.12%
Savings accounts	2,824,126	5,316	0.75%	2,843,788	4,848	0.68%
Money market deposit accounts	2,878,415	14,232	1.97%	2,911,054	13,600	1.85%
Certificate accounts	3,174,923	31,716	3.97%	2,872,192	29,563	4.08%
Total core deposits	20,712,358	67,032	1.29%	20,135,437	62,762	1.24%
Wholesale deposits [6]	3,654	47	4.95%	53,841	722	5.32%
Repurchase agreements	1,866,705	14,821	3.16%	1,488,419	12,229	3.26%
FHLB advances	1,800,000	21,848	4.75%	—	—	—%
FRB Bank Term Funding	—	—	—%	2,740,000	30,228	4.38%
Subordinated debentures and other borrowed funds	216,874	1,845	3.38%	211,570	1,099	2.06%
Total funding liabilities	24,599,591	105,593	1.71%	24,629,267	107,040	1.72%
Other liabilities	369,700			332,740
Total liabilities	24,969,291			24,962,007
Stockholders’ Equity
Stockholders’ equity	3,222,565			2,913,714
Total liabilities and stockholders’ equity	$28,191,856			$27,875,721
Net interest income (tax-equivalent)		$195,448			$170,066
Net interest spread (tax-equivalent)			2.86%			2.45%
Net interest margin (tax-equivalent)			2.97%			2.56%
______________________________
1 Includes tax effect of $1.7 million and $1.4 million on tax-exempt municipal loan and lease income for the three months ended December 31, 2024 and 2023, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $2.1 million and $2.0 million on tax-exempt debt securities income for the three months ended December 31, 2024 and 2023, respectively.
4     Includes interest income of $9.2 million and $17.7 million on average interest-bearing cash balances of $759.7 million and $1.29 billion for the three months ended December 31, 2024 and 2023, respectively.
5 Includes tax effect of $203 thousand and $215 thousand on federal income tax credits for the three months ended December 31, 2024 and 2023, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Year ended
	December 31, 2024			December 31, 2023
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,820,057	$89,596	4.92%	$1,603,600	$71,328	4.45%
Commercial loans [1]	13,818,805	772,496	5.59%	12,982,708	675,549	5.20%
Consumer and other loans	1,305,716	89,160	6.83%	1,247,114	74,734	5.99%
Total loans [2]	16,944,578	951,252	5.61%	15,833,422	821,611	5.19%
Tax-exempt debt securities [3]	1,675,732	59,479	3.55%	1,740,746	59,716	3.43%
Taxable debt securities [4,5]	7,400,887	145,128	1.96%	8,297,203	152,003	1.83%
Total earning assets	26,021,197	1,155,859	4.44%	25,871,371	1,033,330	3.99%
Goodwill and intangibles	1,079,404			1,022,052
Non-earning assets	773,322			504,698
Total assets	$27,873,923			$27,398,121
Liabilities
Non-interest bearing deposits	$6,144,268	$—	—%	$6,642,339	$—	—%
NOW and DDA accounts	5,326,296	63,635	1.19%	5,167,117	37,357	0.72%
Savings accounts	2,866,908	22,684	0.79%	2,908,584	9,918	0.34%
Money market deposit accounts	2,904,461	58,140	2.00%	3,166,914	42,254	1.33%
Certificate accounts	3,106,755	128,081	4.12%	1,949,206	64,176	3.29%
Total core deposits	20,348,688	272,540	1.34%	19,834,160	153,705	0.77%
Wholesale deposits [6]	3,615	194	5.36%	173,231	8,721	5.03%
Repurchase agreements	1,676,040	55,723	3.32%	1,301,223	36,414	2.80%
FHLB advances	1,498,494	72,620	4.77%	551,986	26,910	4.81%
FRB Bank Term Funding	617,377	27,097	4.39%	2,133,658	93,388	4.38%
Subordinated debentures and other borrowed funds	219,839	7,044	3.20%	209,567	6,835	3.26%
Total funding liabilities	24,364,053	435,218	1.79%	24,203,825	325,973	1.35%
Other liabilities	351,825			275,359
Total liabilities	24,715,878			24,479,184
Stockholders’ Equity
Stockholders’ equity	3,158,045			2,918,937
Total liabilities and stockholders’ equity	$27,873,923			$27,398,121
Net interest income (tax-equivalent)		$720,641			$707,357
Net interest spread (tax-equivalent)			2.65%			2.64%
Net interest margin (tax-equivalent)			2.77%			2.73%
______________________________
1 Includes tax effect of $6.5 million and $5.9 million on tax-exempt municipal loan and lease income for the year months ended December 31, 2024 and 2023, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $8.6 million and $8.9 million on tax-exempt debt securities income for the year months ended December 31, 2024 and 2023, respectively.
4     Includes interest income of $31.2 million and $42.2 million on average interest-bearing cash balances of $594.8 million and $791.5 million for the year months ended December 31, 2024 and 2023, respectively.
5 Includes tax effect of $832 thousand and $859 thousand on federal income tax credits for the year months ended December 31, 2024 and 2023, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Sep 30, 2024	Dec 31, 2023
Custom and owner occupied construction	$242,844	$235,915	$290,572	3%	(16)%
Pre-sold and spec construction	191,926	203,610	236,596	(6)%	(19)%
Total residential construction	434,770	439,525	527,168	(1)%	(18)%
Land development	197,369	205,704	232,966	(4)%	(15)%
Consumer land or lots	187,024	189,705	187,545	(1)%	—%
Unimproved land	113,532	109,237	87,739	4%	29%
Developed lots for operative builders	61,661	67,140	56,142	(8)%	10%
Commercial lots	99,243	98,644	87,185	1%	14%
Other construction	693,461	689,638	900,547	1%	(23)%
Total land, lot, and other construction	1,352,290	1,360,068	1,552,124	(1)%	(13)%
Owner occupied	3,197,138	3,121,900	3,035,768	2%	5%
Non-owner occupied	4,053,996	4,001,430	3,742,916	1%	8%
Total commercial real estate	7,251,134	7,123,330	6,778,684	2%	7%
Commercial and industrial	1,395,997	1,387,538	1,363,479	1%	2%
Agriculture	1,024,520	1,047,320	772,458	(2)%	33%
1st lien	2,481,918	2,462,885	2,127,989	1%	17%
Junior lien	76,303	77,029	47,230	(1)%	62%
Total 1-4 family	2,558,221	2,539,914	2,175,219	1%	18%
Multifamily residential	895,242	921,138	796,538	(3)%	12%
Home equity lines of credit	1,005,783	1,004,300	979,891	—%	3%
Other consumer	209,457	221,517	229,154	(5)%	(9)%
Total consumer	1,215,240	1,225,817	1,209,045	(1)%	1%
States and political subdivisions	983,601	993,871	834,947	(1)%	18%
Other	183,894	188,792	204,111	(3)%	(10)%
Total loans receivable, including loans held for sale	17,294,909	17,227,313	16,213,773	—%	7%
Less loans held for sale [1]	(33,060)	(46,126)	(15,691)	(28)%	111%
Total loans receivable	$17,261,849	$17,181,187	$16,198,082	—%	7%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2024	Dec 31, 2024
Custom and owner occupied construction	$198	202	214	198	—	—
Pre-sold and spec construction	2,132	3,705	763	813	1,319	—
Total residential construction	2,330	3,907	977	1,011	1,319	—
Land development	966	583	35	966	—	—
Consumer land or lots	78	458	96	78	—	—
Developed lots for operative builders	531	531	608	—	531	—
Commercial lots	47	47	47	—	47	—
Total land, lot and other construction	1,622	1,619	786	1,044	578	—
Owner occupied	2,979	1,903	1,838	1,545	1,002	432
Non-owner occupied	2,235	1,335	11,016	1,582	—	653
Total commercial real estate	5,214	3,238	12,854	3,127	1,002	1,085
Commercial and Industrial	2,069	2,455	1,971	1,420	641	8
Agriculture	2,335	6,040	2,558	2,122	213	—
1st lien	9,053	6,065	2,664	7,457	1,596	—
Junior lien	315	279	180	303	12	—
Total 1-4 family	9,368	6,344	2,844	7,760	1,608	—
Multifamily residential	389	392	395	389	—	—
Home equity lines of credit	3,465	2,867	2,043	2,826	639	—
Other consumer	955	1,111	1,187	746	138	71
Total consumer	4,420	3,978	3,230	3,572	777	71
Other	39	148	16	—	39	—
Total	$27,786	28,121	25,631	20,445	6,177	1,164

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Sep 30, 2024	Dec 31, 2023
Custom and owner occupied construction	$969	$13	$2,549	7,354%	(62)%
Pre-sold and spec construction	564	1,250	1,219	(55)%	(54)%
Total residential construction	1,533	1,263	3,768	21%	(59)%
Land development	1,450	157	163	824%	790%
Consumer land or lots	402	747	624	(46)%	(36)%
Unimproved land	36	39	—	(8)%	n/m
Developed lots for operative builders	214	—	—	n/m	n/m
Commercial lots	—	—	2,159	n/m	(100)%
Total land, lot and other construction	2,102	943	2,946	123%	(29)%
Owner occupied	2,867	5,641	2,222	(49)%	29%
Non-owner occupied	5,037	13,785	14,471	(63)%	(65)%
Total commercial real estate	7,904	19,426	16,693	(59)%	(53)%
Commercial and industrial	6,194	3,125	12,905	98%	(52)%
Agriculture	744	16,932	594	(96)%	25%
1st lien	6,326	6,275	3,768	1%	68%
Junior lien	214	13	1	1,546%	21,300%
Total 1-4 family	6,540	6,288	3,769	4%	74%
Home equity lines of credit	3,731	4,567	4,518	(18)%	(17)%
Other consumer	1,775	2,227	3,264	(20)%	(46)%
Total consumer	5,506	6,794	7,782	(19)%	(29)%
Other	1,705	1,442	1,510	18%	13%
Total	$32,228	$56,213	$49,967	(43)%	(36)%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2024
Pre-sold and spec construction	$(4)	(4)	(15)	—	4
Land development	1,095	(21)	(135)	1,128	33
Consumer land or lots	(22)	(21)	(19)	—	22
Unimproved land	1,338	5	—	1,338	—
Commercial lots	319	319	—	319	—
Other construction	—	—	889	—	—
Total land, lot and other construction	2,730	282	735	2,785	55
Owner occupied	(73)	(73)	(59)	—	73
Non-owner occupied	2	(3)	799	7	5
Total commercial real estate	(71)	(76)	740	7	78
Commercial and industrial	1,422	1,272	364	2,084	662
Agriculture	64	65	—	68	4
1st lien	32	(34)	66	71	39
Junior lien	(65)	(60)	24	10	75
Total 1-4 family	(33)	(94)	90	81	114
Multifamily residential	—	—	(136)	—	—
Home equity lines of credit	69	(31)	(6)	140	71
Other consumer	1,078	753	1,097	1,494	416
Total consumer	1,147	722	1,091	1,634	487
Other	8,643	6,561	7,447	11,967	3,324
Total	$13,898	8,728	10,316	18,626	4,728

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